Exhibit 99.6

INTERNATIONAL GAME TECHNOLOGY

SPECIAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned stockholder of International Game Technology, a Nevada corporation (“IGT”), hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Joint Proxy Statement/Prospectus, each dated      , and hereby appoints G. Thomas Baker, Maureen Mullarkey and Sara Beth Brown, and each of them, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of IGT to be held _________at _______, at _______________, and at any adjournments or postponements thereof, and to vote all shares of the common stock of IGT which the undersigned would be entitled to vote, if then and there personally present, on the matters set forth below:

     PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENVELOPE PROVIDED.

     THE IGT BOARD OF DIRECTORS RECOMMENDS A VOTE (1) FOR APPROVAL OF THE ISSUANCE OF IGT COMMON STOCK TO ANCHOR GAMING STOCKHOLDERS IN THE MERGER; AND (2) FOR APPROVAL OF AN AMENDMENT TO THE INTERNATIONAL GAME TECHNOLOGY 1993 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES UNDER THE PLAN.

1.	To approve the issuance of IGT common stock to Anchor Gaming stockholders in the merger.

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

2.	To approve an amendment to the IGT 1993 Stock Option Plan to increase by 900,000 the number of shares under the Plan.

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the IGT Special Meeting or any adjournments or postponements thereof.

(SEE REVERSE SIDE)

[REVERSE SIDE OF PROXY CARD]

     THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR THE PROPOSALS LISTED, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS THEY COME BEFORE THE MEETING, INCLUDING, AMONG OTHER THINGS, CONSIDERATION OF ANY MOTION MADE FOR ADJOURNMENT OF THE MEETING (INCLUDING, WITHOUT LIMITATION, FOR PURPOSES OF SOLICITING ADDITIONAL VOTES TO APPROVE THE PROPOSALS UNLESS THIS PROXY IS DIRECTED TO VOTE AGAINST THE PROPOSALS).

     The undersigned stockholder may revoke this proxy at any time before it is voted by filing with the Secretary of IGT either an instrument revoking the proxy or a duly executed proxy bearing a later date, or by attending the IGT Special Meeting and voting in person.

PLEASE DATE AND SIGN EXACTLY AS NAME APPEARS ON SHARE CERTIFICATES.

Signature(s) of Stockholder or Authorized Representative

Date: ______________________________

Each executor, administrator, trustee, guardian, attorney-in-fact and other fiduciary should sign and indicate his or her full title. When shares have been issued in the name of two or more persons, all should sign. If a corporation, please sign in corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.